AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 5, 2001
                    REGISTRATION STATEMENT NO. 333-53234

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STURM, RUGER & COMPANY, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	06-0633559
(State Or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One Lacey Place
Southport Connecticut 06490
(Address of Registrant’s Principal Executive Offices)

Sturm, Ruger & Company, Inc.
2001 Stock Option Plan for Non-Employee Directors
(Full Title of the Plan)

Michael O. Fifer
Chief Executive Officer
Sturm, Ruger & Company, Inc.
One Lacey Place
Southport, Connecticut 06490
(203) 259-7843
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jeffrey E. LaGueux, Esq.
Patterson Belknap Webb & Tyler LLP
1133 Avenue of the Americas
New York, New York 10036-6710
(212) 336-2000

SIGNATURES

TERMINATION OF REGISTRATION
     Sturm, Ruger & Company, Inc. a Delaware corporation (the “Company”), registered 200,000 shares of its common stock, $1.00 par value (the “Common Stock”) for issuance under the Sturm, Ruger & Company, Inc. 2001 Stock Option Plan for Non-Employee Directors (the “Plan”) pursuant to Registration Statement on Form S-8, File No. 333-53234 ( the “Registration Statement”), filed with the Securities and Exchange Commission on January 5, 2001. This Post-effective Amendment No. 1 is being filed to deregister 15,000 shares of the Company’s Common Stock that have not yet been issued under the Plan.
     On April 24, 2007, the Plan was terminated. As a result, as of April 24, 2007, no Common Stock of the Company is held under the Plan. Accordingly, the Company hereby withdraws from registration under the Registration Statement, 15,000 shares of its Common Stock that have not yet and will not be issued under the Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfield, State of Connecticut on this 4th day of May, 2007.

STURM, RUGER & COMPANY, INC.
(Registrant)

S/THOMAS A. DINEEN

Thomas A. Dineen
Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)

May 4, 2007
Date
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

S/MICHAEL O. FIFER	5/4/07	S/STEPHEN L. SANETTI	5/4/07

Michael O. Fifer Chief Executive Officer, Director (Principal Executive Officer)		Stephen L. Sanetti President, Director

S/JOHN M. KINGSLEY, JR.	5/4/07	S/JOHN A. COSENTINO	5/4/07

John M. Kingsley, Jr.		John A. Cosentino, Jr.
Director		Director

S/JAMES E. SERVICE	5/4/07	S/RONALD C. WHITAKER	5/4/07

James E. Service		Ronald C. Whitaker
Director		Director

S/C. MICHAEL JACOBI	5/4/07

C. Michael Jacobi
Director

S/STEPHEN T. MERKEL	5/4/07

Stephen T. Merkel
Director